As filed with the Securities and Exchange Commission on May 20, 2010
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-3555336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

630 Dundee Road
Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)
IDEX Corporation Incentive Award Plan (As Amended and Restated)
(full title of the plan)

Copy to:

Frank J. Notaro	Christopher D. Lueking
Vice President	Latham & Watkins
General Counsel and Secretary	233 S. Wacker Drive, Suite 5800
IDEX Corporation	Chicago, IL 60606
630 Dundee Road	(312) 876-7700
Northbrook, IL 60062	(312) 993-9767 (fax)
(847) 498-7070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share (“Shares”)	3,500,000	$31.84	$111,440,000.00	$7,945.67

(1)	This Registration Statement registers 3,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of IDEX Corporation (the “Company”) pursuant to the IDEX Corporation Incentive Award Plan (As Amended and Restated) (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported on the New York Stock Exchange (the “NYSE”) on May 19, 2010 ($31.84).

EXPLANATORY NOTE
     This Registration Statement registers 3,500,000 shares of Common Stock of the Company pursuant to the Plan, which shares are in addition to the 3,650,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-150142) filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2008 (the “2008 Form S-8”) and the 2,300,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-123558) filed with the Commission on March 24, 2005 (the “2005 Form S-8”, and together with the 2008 Form S-8, the “Prior Form S-8s”). This Registration Statement relates to securities of the same class as that to which the Prior Form S-8s relate and is submitted in accordance with General Instruction E of Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s are incorporated into this Registration Statement by reference, except as otherwise provided herein. Pursuant to a three-for-two stock split of the Company’s Common Stock effected in May 2007 and in accordance with footnote no. 1 to the 2005 Form S-8, the number of registered shares under the 2005 Form S-8 was increased to 3,450,000 shares of Common Stock. The total number of shares of Common Stock registered under this Registration Statement and under the Prior Form S-8s equals 10,600,000 shares.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
          Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
          Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents, filed with the Commission by the Company, are incorporated by reference in this Registration Statement as of their respective dates:
A.	The Company’s Annual Report on Form 10-K filed on March 1, 2010 (File No. 001-10235), for the fiscal year ended December 31, 2009.

B.	All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2009.
          All documents subsequently filed by the Company or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
          Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities
          Not required to be filed with this Registration Statement.
Item 5. Interests of Named Experts and Counsel
          Not applicable.
Item 6. Indemnification of Directors and Officers
          Not required to be filed with this Registration Statement.
Item 7. Exemption From Registration Claimed
          Not applicable.
Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on April 21, 1988)

4.2	Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 (a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235)

4.3	Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 (b) to the Current Report of IDEX on Form 8-K March 24, 2005, Commission File No. 1-10235)

Exhibit No.	Description of Exhibit

4.4	Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit No. 3.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on July 17, 1989)

4.5	Amended and Restated Article III, Section 13 of the Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit No. 3.2 (a) to Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on February 12, 1990)

4.6	IDEX Corporation Incentive Award Plan (As Amended and Restated) (incorporated by reference to Appendix A of the definitive Proxy Statement of the Company on Schedule 14A, filed on March 5, 2010)

5.1	Opinion of Latham & Watkins

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)
Item 9. Undertakings
          Not required to be filed with this Registration Statement.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on this 20th day of May, 2010.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo
Dominic A. Romeo
Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence D. Kingsley and Dominic A. Romeo, or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and reimbursement, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with the Company and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 20, 2010

/s/ Dominic A. Romeo Dominic A. Romeo	Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2010

/s/ Michael J. Yates Michael J. Yates	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 20, 2010

/s/ Bradley J. Bell Bradley J. Bell	Director	May 20, 2010

/s/ Ruby R. Chandy Ruby R. Chandy	Director	May 20, 2010

Signature	Title	Date

/s/ William M. Cook William M. Cook	Director	May 20, 2010

/s/ Frank S. Hermance Frank S. Hermance	Director	May 20, 2010

/s/ Gregory F. Milzcik Gregory F. Milzcik	Director	May 20, 2010

/s/ Neil A. Springer Neil A. Springer	Director	May 20, 2010

/s/ Michael T. Tokarz Michael T. Tokarz	Director	May 20, 2010

EXHIBIT INDEX
IDEX CORPORATION

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on April 21, 1988)

4.2	Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 (a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235)

4.3	Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 (b) to the Current Report of IDEX on Form 8-K March 24, 2005, Commission File No. 1-10235)

4.4	Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit No. 3.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on July 17, 1989)

4.5	Amended and Restated Article III, Section 13 of the Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit No. 3.2 (a) to Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on February 12, 1990)

4.6	IDEX Corporation Incentive Award Plan (As Amended and Restated) (incorporated by reference to Appendix A of the definitive Proxy Statement of the Company on Schedule 14A, filed on March 5, 2010)

5.1	Opinion of Latham & Watkins

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)